UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 13, 2019

CARRIZO OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee of the Board of Directors of Carrizo Oil & Gas, Inc. (the “Company”) has adopted the Carrizo Oil & Gas, Inc. Change in Control Severance Plan (the “CIC Plan”) effective February 14, 2019. The CIC Plan provides change in control and severance benefits to full time employees, including the Company’s named executive officers: S.P. Johnson IV, President and Chief Executive Officer, Brad Fisher, Vice President of Operations and Chief Operating Officer, David L. Pitts, Vice President and Chief Financial Officer, Gerald A. Morton, General Counsel and Vice President of Business Development, and Richard H. Smith, Vice President of Land.

As a condition to participation in the CIC Plan, the named executive officers and other individuals who are party to a pre-existing employment agreement are required to agree to an amendment to such agreement to remove certain existing post-change in control severance benefits. Each named executive officer has agreed to an Amended and Restated Employment Agreement that, among other things:

•	removes any gross-up related to the excise tax on excess parachute payments under Section 4999 of the Code or the additional tax imposed due to violations of Section 409A of the Code,

•

removes the “modified single trigger” window period beginning one year following a change in control in which the named executive officer would be entitled to voluntarily terminate employment and receive severance,

•	provides a one-year non-compete covenant that will be applicable upon a termination following a change in control, and

•	conditions entitlement to severance benefits on the timely execution of a waiver and release.

Pursuant to the CIC Plan, following a change in control and during the “protection period”, which period extends from the date of the change in control until, in the case of the named executive officers and other participants who are party to an amended employment agreement with the Company, the date two years following the change in control, or, in the case of all other participants, the date one year following the occurrence of a change in control, if a participant’s employment is terminated by the Company without cause, by the participant for good reason or as a result of death or disability (as such terms are defined in the CIC Plan), the participant is entitled to receive (i) in the case of the named executive officers and other participants who are party to an amended employment agreement, a lump sum payment equal to a multiple of the sum of (a) the participant’s annual base salary plus (b) the participant’s annual target bonus for the calendar year in which the termination occurs, or, in the case of all other participants, a multiple of the participant’s annual base salary, (ii) Company-paid health benefits for up to 18 months, (iii) a pro-rated annual target bonus for the calendar year in which the participant’s termination occurs, (iv) accelerated vesting of any unvested equity awards and (v) all unpaid salary and other outstanding amounts owed to the participant. The applicable multiple in clause (i) is 2.5 for named executive officers and certain other senior executives (or 3.0 in the case of Mr. Johnson and Mr. Fisher) , 1.5 for other participants who are party to an amended employment agreement, and 0.5 to 1.5 for all other participants (depending on pay grade and tenure). In addition, pursuant to the CIC Plan, upon the occurrence of a change in control, all outstanding unvested equity awards held by a participant will immediately become fully vested if such awards do not otherwise vest in accordance with the terms of their grant and, to the extent applicable, remain exercisable for their full original term. Entitlement to severance benefits will be conditioned on the timely execution of a waiver and release. In addition, as noted above, all named executive officers and certain other officers with amended employment agreements have agreed to a one-year non-compete if they are terminated in connection with a change in control and receive benefits under the CIC Plan.

For purposes of the CIC Plan, a “change in control” generally has the same meaning as set forth in the 2017 Incentive Plan of Carrizo Oil & Gas, Inc. and generally means the occurrence of any of the following:

•	any person becomes the beneficial owner of 40% or more of the Company’s shares outstanding or representing 40% or more of the voting power of shares outstanding;

•	members of the current board (or successors approved by a vote of the majority of the current board) cease to constitute a majority of the members of the board of directors;

•

the Company engages in and completes a reorganization, merger or consolidation, in each case, unless (i) more than 50% (changed from 85% in the 2017 Incentive Plan) of the then outstanding shares of common stock of the corporation resulting from such transaction and the combined voting power of the then outstanding voting stock of such corporation is beneficially owned directly or indirectly by all or substantially all of the persons that were the beneficial owners of the outstanding common stock in substantially the same proportion immediately prior to such transaction, (ii) no person beneficially owns 40% or more of the then outstanding shares of common stock of the corporation resulting from such transaction or the combined voting power of the then outstanding voting stock of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the Company’s board of directors at the time of the execution of the initial agreement or initial action providing for such transaction; or

•

the Company engages in and completes a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation that satisfies conditions similar to clauses (i), (ii) and (iii) in the previous bullet.

Unlike the prior employment agreements with the named executive officers, the CIC Plan does not include a tax gross-up provision for federal excise taxes that may be imposed on excess parachute payments under section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). Instead, the CIC Plan includes a modified cutback provision, which states that, if amounts payable to a participant under the CIC Plan (together with any other amounts that are payable as a result of a change in control, the “Payments”) exceed the amount allowed under section 280G of the Code for such participant, thereby subjecting the participant to an excise tax under section 4999 of the Code, then the Payments will either be: (i) reduced to the level at which no excise tax applies, such that the full amount of the Payments would be equal to $1 less than three times the participant’s “base amount,” which is generally the average W-2 earnings for the five calendar years immediately preceding the date of termination, or (ii) paid in full, which would subject the participant to the excise tax. The Company will determine, in good faith, which alternative produces the best net after tax position for a participant.

The Amended and Restated Employment Agreements retain each named executive officer’s existing entitlement to severance in the event of certain terminations of employment prior to a change in control or after the protection period has expired.

The foregoing description of the CIC Plan and the Amended and Restated Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the CIC Plan and the Amended and Restated Employment Agreements for the named executive officers to be filed as exhibits to Carrizo’s annual report on Form 10-K for the year ended December 31, 2018 or another report filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carrizo Oil & Gas, Inc.

Date: February 19, 2018	By:	/s/ David L. Pitts
	Name:	David L. Pitts
	Title:	Vice President and Chief Financial Officer

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